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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-40722 on Form S-3 of PLX Technology, Inc. of our report dated May 19, 2000, with respect to the financial statements of Sebring Systems, Inc. included in this Form 8-K of PLX Technology, Inc. We have not audited any financial statements of Sebring Systems, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                        /s/ ARTHUR ANDERSEN LLP

San Jose, California
July 31, 2000